UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 30, 2010

BAYLAKE CORP.

(Exact name of registrant as specified in its charter)

Wisconsin	001-16339	39-1268055
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

217 North Fourth Avenue Sturgeon Bay, Wisconsin	54235
(Address of principal executive offices)	(Zip code)

                    (920) 743-5551

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

Today, the Company issued a press release announcing (i) the entry into a written agreement, along with its wholly-owned bank subsidiary, Baylake Bank, with the Federal Reserve Bank of Chicago and the State of Wisconsin Department of Financial Institutions, and (ii) the consummation of a sale of a pool of nonperforming loans.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information contained in this item, including that which is incorporated by reference, is being furnished to the Securities and Exchange Commission.  Such information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.  The information shall not be deemed incorporated by reference into any registration statement or other document filed pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 9.01.

Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 30, 2010

Caution about Forward-Looking Statements

Certain information contained in this Current Report or in an attached exhibit may include “forward-looking statements.”  These forward-looking statements related to the Company’s future growth, profitability, capital and market position, the execution of its business plans, and expected progress on satisfying the terms of the Written Agreement.  Actual results, performance or achievements of the Company may differ materially from those expressed or implied by forward-looking statements.  For details on factors that could affect expectations, see the cautionary language included under the heading “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and other filings with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 30, 2010

BAYLAKE CORP.

By:  /s/ Kevin L. LaLuzerne

Kevin L. LaLuzerne

Senior Vice President and Chief Financial

Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 30, 2010

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